Exhibit 4.3

SPECIMEN

     See reverse side for important notice on transfer restrictions and other information.

Certificate Number	Shares

Incorporated under the laws of
the State of Delaware

eLOYALTY CORPORATION
7% Series B Convertible Preferred Stock

CUSIP______________

     This certifies that  __________ is the owner of  ________ fully paid and non-assessable shares of 7% Series B Convertible Preferred Stock, $.01 par value per share, of eLoyalty Corporation, a Delaware corporation, transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation (copies of which are on file with the Transfer Agent) to all of which the holder by acceptance hereof assents. This certificate is not valid unless endorsed by the Transfer Agent and registered by the Registrar.

Dated: __________________

eLoyalty Corporation	Mellon Investor Services, LLC,
Transfer Agent and Registrar

By:	By:
Title:	Title:
Name:	Name:

By:	By:
Title:	Title:
Name:	Name:

     The following abbreviations, when used in the inscription on the face of this certificate, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT — _____ Custodian _____
under Uniform Gifts to Minors Act of _____

TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship
and not as tenants in common

     FOR VALUE RECEIVED,  ____________   hereby sells, assign and transfers unto  ________________  shares of 7% Series B Convertible Preferred Stock represented by this certificate, and does hereby constitute and appoint  _____________  attorney to transfer said shares on the books of the within named Corporation will full power of substitution in the premises.

Dated:  _________________

In the presence of  _______________

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFERABILITY RESTRICTIONS AS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS FOR THESE SHARES AS FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE ON [     ], 2001. COPIES OF SUCH DOCUMENTS ARE ON FILE AND MAY BE INSPECTED AT THE CORPORATION’S PRINCIPAL EXECUTIVE OFFICES BY THE REGISTERED HOLDER OF THIS CERTIFICATE.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ISSUED AND SHALL BE HELD SUBJECT TO ALL THE PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF THE CORPORATION AND ANY AMENDMENTS THERETO, TO AL OF WHICH THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, ASSENTS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES, OR THE TRANSFER AGENT.